Calculation of Filing Fee Tables
S-8
Ondas Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value	Other	24,891,593	$ 8.8375	$ 219,979,453.14	0.0001381	$ 30,379.16
Total Offering Amounts:						$ 219,979,453.14		$ 30,379.16
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 30,379.16
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this "Registration Statement") covers shares of common stock, par value $0.0001 per share ("Common Stock"), of Ondas Inc. pursuant to the (i) Ondas Inc. 2026 Inducement Plan and (ii) Ondas Inc.'s restricted stock units inducement awards and stock option inducement awards to 302 new employees. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable in respect of such securities by reason of any stock dividend, stock split, recapitalization or other similar transaction. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act. The proposed maximum offering price per share, maximum aggregate offering price and registration fee are based on a price of $8.8375 per share of Common Stock, which price is an average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on August 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources